EXHIBIT 23.2

McGuire, Craddock & Strother, P.C.

Attorneys And Counselors

2501 N. Harwood

Suite 1800

Dallas, Texas 75201

Telephone (214) 954-6800

Telecopier (214) 954-6868

August 7, 2017

Rave Restaurant Group, Inc.

3551 Plano Parkway

Suite 1000

The Colony, Texas 75056

Re:	Form S-3 Registration Statement

Gentlemen:

We hereby consent to the reference made to our firm under the caption “Legal Matters” in the prospectus constituting part of the Registration Statement. In giving such consent, we do not hereby admit that we are within the category of persons whose consent is required by the Securities Act or the rules and regulations of the SEC promulgated thereunder.

Very truly yours,

/s/ MCGUIRE, CRADDOCK & STROTHER, P.C.

     MCGUIRE, CRADDOCK & STROTHER, P.C.